UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021 (October 12, 2020)

ALTISOURCE ASSET MANAGEMENT CORPORATION
(Exact name of Registrant as specified in its charter)

U.S. Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef
Christiansted, U.S. Virgin Islands 00820
(Address of principal executive offices including zip code)

(704) 275-9113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AAMC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Altisource Asset Management Corporation (the “Company”) filed with the U.S. Securities and Exchange Commission on October 16, 2020 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2020 Annual Meeting of Stockholders held October 12, 2020 (the “2020 Annual Meeting”). The sole purpose of this Amendment is to update the Original Form 8-K, in accordance with Item 5.07(d) of Form 8-K, to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay Vote”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation

As previously reported in the Original Form 8-K, in an advisory vote held at the 2020 Annual Meeting on the frequency of future Say-on-Pay Votes, the Company’s stockholders expressed their preference for a Say-on-Pay Vote to be conducted every one year. The Company has determined that future Say-on-Pay Votes will be conducted every one year. The Company will re-evaluate this determination after the next stockholder advisory vote on the frequency of Say-on-Pay Votes (which will be at the 2026 Annual Meeting of Stockholders, unless presented earlier).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altisource Asset Management Corporation
February 1, 2021	By:	/s/ Indroneel Chatterjee
Indroneel Chatterjee Chairman and Chief Executive Officer